A PARTNERSHIP OF INCORPORATED PROFESSIONALS	AMISANO HANSON
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 12, 2005 regarding the registration of 10,000,000 shares of common stock issuable pursuant to the 2004 Stock Incentive Plan of Aqua Society, Inc. (the "Company") of our report dated January 2, 2007, except as to Note 12(c), which is as of January 11, 2007 relating to the September 30, 2006 financial statements of the Company which appears in the Company's Annual Report on Form 10-KSB for that period. Our report contains an explanatory paragraph concerning the ability of the Company to continue as a going concern.

“Amisano Hanson”
____________________________________
Amisano Hanson
CHARTERED ACCOUNTANTS

Vancouver, Canada
January 15, 2007

SUITE 604-750 WEST PENDER STREET	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net